Exhibit 99.1

Portman Ridge Finance Corporation Announces Full Year 2019 Financial Results; Board Authorizes Stock Repurchase Program

March 6, 2020

NEW YORK, March 06, 2020 (GLOBE NEWSWIRE) — Portman Ridge Finance Corporation (Nasdaq: PTMN) (the “Company”) announces its full year 2019 financial results; Board authorizes Stock Repurchase Program

Recent Developments

As previously announced, the Company successfully closed on the merger of OHA Investment Corporation (“OHAI”) on December 18, 2019.

On February 5, 2020, the Board of Directors of the Company approved a cash distribution of $0.06 per share of common stock. The distribution was paid on February 28, 2020.

On March 5, 2020, the Board of Directors of the Company approved a $10 million stock repurchase program.

Financial Highlights

•

Net investment income for the year ended December 31, 2019 was approximately $3.1 million, or $0.08 per basic share, compared with net investment income of approximately $10.0 million, or $0.27 per basic share in the year ended December 31, 2018. Excluding approximately $4.8 million of expenses incurred in connection with the Externalization, net investment income was $7.9 million, or $0.21 per basic share.

•	Net investment income for the fourth quarter of 2019 was approximately $2.1 million, or $0.06 per basic share, consistent with the prior quarter.

•

On December 18, 2019, we completed our acquisition of OHA Investment Corporation (“OHAI”). The transaction was structured as a “NAV for NAV” merger, whereby the Company acquired approximately $34.3 million of OHAI’s net assets at closing in exchange for cash and approximately 7.4 million shares of the Company’s common stock issued at NAV.

•	At December 31, 2019, the fair value of the Company’s investments totaled approximately $278 million.

•	Net asset value per share as of December 31, 2019 was $3.40.

•	Quarterly distribution paid was $0.06 per share.

Ted Goldthorpe, Chief Executive Officer of Portman Ridge Finance Corporation, noted, “We are excited to have completed the merger with OHAI as we continue to seek opportunities to increase the scale of Portman Ridge and drive shareholder value. Since becoming manager in April 2019, we have successfully increased the underlying yields on the portfolio while also increasing the percentage of senior secured Debt Securities through the broad sourcing channels at BC Partners. Additionally, we have made significant progress on a similar transformation of the OHAI portfolio during the first quarter in 2020. Overall, we are pleased with our earnings quality and growth as we continue with the repositioning of the portfolio. Our stock repurchase program gives us another tool to selectively deploy capital in an accretive manner for shareholders.”

Operating Results

For the year ended December 31, 2019, the Company reported total investment income of approximately $26.5 million as compared to approximately

$27.1 million for the year ended 2018. Investment income from debt securities in the year was approximately $15.1 million, compared with approximately $16.1 million in 2018. The decline was primarily due to the decrease in LIBOR rates during the year and the ramping of investments during the first half of 2019. Investment income on CLO fund securities for the year ended December 31, 2019 and 2018 was approximately $6.4 million. Investment income from Joint Ventures in 2019 was approximately $4.9 million, an increase of approximately $1.8 million compared to 2018, due primarily to our investment in the Great Lakes joint venture which occurred late in 2018 and did not contribute meaningfully to 2018 investment income.

For the quarter ended December 31, 2019, the Company reported total investment income of approximately $6.7 million as compared to approximately $6.3 million in the same period last year. Investment income from debt securities in the quarter was approximately $4.0 million, compared with approximately $3.1 million in the fourth quarter of 2018. Investment income on CLO fund securities in the quarter was approximately

$1.3 million compared with approximately $1.7 million in the fourth quarter of 2018. Investment income from Joint Ventures in the fourth quarter of 2019 was approximately $1.3 million, up from approximately $1.0 million in the same period of 2018

For the year ended December 31, 2019, total expenses were approximately $23.4 million, compared to approximately $17.1 million for the year ended December 31, 2018. Excluding the costs associated with the Externalization, total expenses for the year were approximately $18.6 million. Interest expense and amortization on debt issuance costs for the year ended December 31, 2019 were approximately $8.3 million, versus approximately $7.4 million for the year ended December 31, 2018.

For the three months ended December 31, 2019, total expenses were approximately $4.6 million, compared to approximately $4.2 million for the three months ended December 31, 2018. Interest expense and amortization of debt issuance costs were approximately $2.2 million during the fourth quarter of 2019 compared with approximately $1.8 million in the same period last year.

Net investment income for the fourth quarter of 2019 was approximately $2.1 million, or $0.06 per basic share, essentially the same as the fourth quarter of 2018. Net realized and unrealized depreciation on investments for the three months ended December 31, 2019 was approximately $2.4 million, as compared to net realized and unrealized depreciation on investments of approximately $(14.3) million for the same period in 2018.

Portfolio and Investment Activity

The fair value of our portfolio was approximately $278 million as of December 31, 2019. The composition of our investment portfolio at December 31, 2019 and December 31, 2018 at cost and fair value was as follows:

	December 31, 2019			December 31, 2018
Security Type	Cost/Amortized Cost	Fair Value	%	Cost/Amortized Cost	Fair Value	%
Short-term investments	$4,207,107	$4,207,107	2	$44,756,478	$44,756,478	17
Senior Secured Loan	91,245,574	88,788,639	32	86,040,921	77,616,209	28
Junior Secured Loan	100,655,341	95,188,373	34	76,223,561	70,245,535	26
Senior Unsecured Bond	620,145	403,615	—	—	—	—
Subordinated Note	2,165,304	2,422,281	1	—	—	—
CLO Fund Securities	46,618,717	31,968,202	12	55,480,626	44,325,000	16
Equity Securities	22,160,993	9,864,419	4	9,477,763	2,038,020	1
Asset Manager Affiliates	17,791,230	—	—	17,791,230	3,470,000	1
Joint Ventures	48,594,539	45,087,967	16	37,381,525	30,857,107	11
Derivatives	30,609	(33,437)	—	—	—	—

Total	$334,089,559	$277,897,166	100%	$327,152,104	$273,308,349	100%

Stockholder distribution

As previously announced, on February 5, 2020 the Board of Directors of the Company approved a cash distribution of $0.06 per share of common stock. The distribution was paid on February 28, 2020 to stockholders of record at the close of business as of February 18, 2020.

The Board evaluates a number of factors in determining the amount of the yearly distribution, including the amount required to be distributed in order for the Company to maintain its status as a “regulated investment company” under the Internal Revenue Code.

We have adopted a Dividend Reinvestment Plan (“DRIP”) that provides for reinvestment of our distributions on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if we declare a cash distribution, our stockholders who have not “opted out” of our DRIP will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving cash. Please contact your broker or other financial intermediary for more information regarding the DRIP. Distributions may include net investment income, capital gains and/or return of capital. The tax status of distributions will be determined at the end of the taxable year.

Liquidity and Capital Resources

At December 31, 2019, we had unrestricted cash and short-term investments of approximately $4.3 million and approximately $24.4 million of asset sales awaiting settlement, total assets of approximately $310 million and stockholders’ equity of approximately $152 million. Our net asset value per common share was $3.40. As of December 31, 2019, we had approximately $157.0 million (par value) of borrowings outstanding ($153.9 million net of capitalized costs) with a weighted average interest rate of approximately 5.4%. Our asset coverage ratio stood at 195% as of December 31, 2019 but increased subsequent to quarter end as the previously noted asset sales were completed and some of the proceeds were used to pay down outstanding debt.

Subject to prevailing market conditions, we intend to grow our portfolio of assets by raising additional capital, including through the prudent use of leverage available to us. As a result, we may seek to enter into new agreements with other lenders or into other financing arrangements as market conditions permit. Such financing arrangements may include a new secured and/or unsecured credit facility or the issuance of unsecured debt or preferred stock.

The Board of Directors has authorized us to repurchase up to $10 million of common stock under a stock repurchase program. Under this repurchase program, shares may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise subject to any agreement to which we are party including any restrictions in the indenture for our 6.125% Notes Due 2022. The timing and actual number of shares repurchased will depend on a variety of factors, including legal requirements, price, and economic and market conditions. This repurchase program may be suspended or discontinued at any time. Subject to these restrictions, we will selectively pursue opportunities to repurchase shares which are accretive to net asset value per share.

Conference Call and Webcast

We will hold a conference call on Monday March 9, 2020 at 2:30 pm Eastern Time to discuss our full year 2019 financial results. Stockholders, prospective stockholders and analysts are welcome to listen to the call or attend the webcast.

To access the call please dial (866) 757-5630 approximately 10 minutes prior to the start of the conference call. No password is required. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company’s website www.portmanridge.com in the Investor Relations section under Events. The online archive of the webcast will be available after 7pm Eastern Time for approximately 90 days.

A replay of this conference call will be available from 5:30 pm Eastern Time on March 9, 2020 until 5:30 pm Eastern Time on March 16, 2020. The dial in number for the replay is (855) 859-2056 and the conference ID is 2567768.

About Portman Ridge Finance Corporation

Portman Ridge Finance Corporation (NASDAQ: PTMN) is a publicly traded, externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. Portman Ridge Finance Corporation’s middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. PTMN’s investment activities are managed by its investment adviser, Sierra Crest Investment Management LLC, an affiliate of BC Partners Advisors, LP, (the “Adviser”).

Portman Ridge Finance Corporation’s filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company’s website at www.portmanridge.com.

The Portman Ridge Finance Corporation logo is available at https://ml.globenewswire.com/Resource/Download/39c70ff2-a155-44fc-872b-f68105f0d5ad?size=0

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this press release, as well as in future oral and written statements by management of Portman Ridge Finance Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.

Forward-looking statements relate to future events or our future financial performance and include, but are not limited to, projected financial performance, expected development of the business, plans and expectations about future investments and the future liquidity of the Company. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “outlook”, “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.

Important assumptions include our ability to originate new investments, and achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation that such plans, estimates, expectations or objectives will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) uncertainty of the expected financial performance of the Company, including following completion of the Externalization; (2) failure to realize the anticipated benefits of the Externalization; (3) the ability of the Company and/or BC Partners to implement its business strategy; (4) the risk that stockholder litigation in connection with the Externalization may result in significant costs of defense, indemnification and liability; (5) evolving legal, regulatory and tax regimes; (6) changes in general economic and/or industry specific conditions; (7) the impact of increased competition; (8) business prospects and the prospects of the Company’s portfolio companies; (9) contractual arrangements with third parties; (10) any future financings by the Company; (11) the ability of the Advisor to attract and retain highly talented professionals; and (12) the Company ability to fund any unfunded commitments; (13) the successful completion of the Company’s acquisition of OHAI and receipt of stockholder approval from OHAI’s stockholders; (14) expectations concerning the proposed OHAI transaction, including the financial results of the combined company; and (15) any future distributions by the Company. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission (the “SEC”). We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the SEC.

Contact

Ted Gilpin

Ted.Gilpin@bcpartners.com

(212) 891-5007

Portman Ridge Finance Corporation

650 Madison Avenue, 23rd floor

New York, NY 10022

info@portmanridge.com

PORTMAN RIDGE FINANCE CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2019	2018
ASSETS
Investments at fair value:
Short-term investments (cost: 2019 - $4,207,107; 2018 - $44,756,478)	$4,207,107	$44,756,478
Debt securities (amortized cost: 2019 - $194,686,364; 2018 - $162,264,482)	186,802,908	147,861,744
CLO Fund Securities managed by affiliates (amortized cost: 2019 - $45,099,076; 2018 - $4,407,106)	29,984,047	4,473,840
CLO Fund Securities managed by non-affiliates (amortized cost: 2019 - $1,519,641; 2018 - $51,073,520)	1,984,155	39,851,160
Equity securities (cost: 2019 - $22,160,993; 2018 - $9,477,763)	9,864,419	2,038,020
Asset Manager Affiliates (cost: 2019 - $17,791,230; 2018 - $17,791,230)	—	3,470,000
Joint Ventures (cost: 2019 - $48,594,539; 2018 - $37,381,525)	45,087,967	30,857,107
Derivatives (cost: 2019 - $30,609; 2018 - $0)	(33,437)	—

Total Investments at Fair Value (cost: 2019 - $334,089,559; 2018 - $327,152,104)	277,897,166	273,308,349
Cash	136,864	5,417,125
Restricted cash	4,967,491	3,907,341
Interest receivable	1,367,447	1,342,970
Receivable for unsettled trades	24,420,045	—
Due from affiliates	473,100	1,007,631
Other assets	1,112,150	481,265

Total Assets	$310,374,263	$285,464,681

LIABILITIES
6.125% Notes Due 2022 (net of offering costs of: 2019-$1,651,946; 2018 - $2,207,341)	$75,755,253	$75,199,858
Great Lakes KCAP Funding I, LLC Revolving Credit Facility (net of offering costs of: 2018 - $1,155,754)	—	25,200,331
Great Lakes Portman Ridge Funding LLC Revolving Credit Facility (net of offering costs of: 2019-$1,462,364)	78,108,535	—
Payable for unsettled trades	—	23,204,564
Accounts payable and accrued expenses	1,386,981	3,591,910
Accrued interest payable	136,486	131,182
Due to affiliates	1,711,793	115,825
Management and incentive fees payable	1,076,645	—

Total Liabilities	158,175,693	127,443,670
COMMITMENTS AND CONTINGENCIES (NOTE 9)
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 45,024,535 issued, and 44,829,676 outstanding at December 31, 2019, and 37,521,705 issued, and 37,326,846 outstanding at December 31, 2018	448,297	373,268
Capital in excess of par value	451,353,379	306,784,387
Total distributable (loss) earnings	(299,603,106)	(149,136,644)

Total Stockholders’ Equity	152,198,570	158,021,011

Total Liabilities and Stockholders’ Equity	$310,374,263	$285,464,681

NET ASSET VALUE PER COMMON SHARE	$3.40	$4.23

PORTMAN RIDGE FINANCE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2019	2018	2017
Investment Income:
Interest from investments in debt securities	$14,377,460	$14,939,309	$13,963,970
Payment-in-kind investment income	606,234	1,066,354	1,099,223
Interest from short-term investments	79,065	76,055	71,934
Investment income on CLO Fund Securities managed by affiliates	4,427,387	6,024,935	10,807,490
Investment income on CLO Fund Securities managed by non-affiliates	2,008,148	388,237	420,766
Dividends from Asset Manager Affiliates	—	1,246,510	460,000
Investment income - Joint Ventures	4,859,780	3,100,000	949,037
Capital structuring service fees	137,061	245,393	491,279

Total investment income	26,495,135	27,086,793	28,263,699
Expenses:
Management fees	3,129,079	—	—
Performance-based incentive fees	—	—	—
Interest and amortization of debt issuance costs	8,261,445	7,403,436	7,661,407
Compensation	3,688,578	4,012,743	4,571,309
Professional fees	3,466,877	3,470,269	2,942,059
Insurance	704,592	321,268	347,175
Administrative services expense	1,243,587	—	—
Other general and administrative expenses	1,496,258	1,874,600	1,722,618
Lease termination costs	1,431,030	—	—

Total expenses	23,421,446	17,082,316	17,244,568

Management and performance-based incentive fees waived	—	—	—

Net Expenses	23,421,446	17,082,316	17,244,568

Net Investment Income	3,073,689	10,004,477	11,019,131
Realized And Unrealized (Losses) Gains On Investments:
Net realized (losses) gains from investment transactions	(15,619,046)	(16,474,939)	(6,899,044)
Net change in unrealized (depreciation) appreciation on:
Debt securities	6,519,282	(7,420,747)	4,194,914
Equity securities	(4,856,831)	(1,283,420)	(823,671)
CLO Fund Securities managed by affiliates	(6,875,007)	17,790,480	2,102,279
CLO Fund Securities managed by non-affiliates	3,380,119	(8,285,747)	(85,671)
Asset Manager Affiliates investments	—	(579,000)	1,401,000
Joint Venture Investments	3,017,847	(3,125,560)	(3,398,858)
Derivatives	(64,046)	—	—

Total net change in unrealized appreciation (depreciation)	1,121,364	(2,903,994)	3,389,993

Net realized and unrealized (depreciation) on investments	(14,497,682)	(19,378,933)	(3,509,051)

Realized losses on extinguishments of Debt	(1,075,968)	(197,090)	(4,121,998)

Net (Decrease) Increase In Stockholders’ Equity Resulting From Operations	$(12,499,961)	$(9,571,546)	$3,388,082

Net (Decrease) Increase In Stockholders’ Equity Resulting from Operations per
Common Share:
Basic:	$(0.33)	$(0.26)	$0.09
Diluted:	$(0.33)	$(0.26)	$0.09
Net Investment (Loss) Income Per Common Share:
Basic:	$0.08	$0.27	$0.30
Diluted:	$0.08	$0.27	$0.30
Weighted Average Shares of Common Stock Outstanding—Basic	37,641,650	37,356,241	37,235,130
Weighted Average Shares of Common Stock Outstanding—Diluted	37,641,650	37,356,241	37,235,130

Source: Portman Ridge Finance Corporation